Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Christopher R. Moe, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Beeline Holdings, Inc. on Form 10-K for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Beeline Holdings, Inc.

Date: March 31, 2026

By:	/s/ Christopher R. Moe
Name:	Christopher R. Moe
Title:	Chief Financial Officer